SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) Aug. 25, 1999




                           CPI CORP.
_______________________________________________________________
  (exact name of registrant as specified in its charter)




    Delaware                  0-11227              43-1256674
_______________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)      Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
______________________________________________________________
(Address of principal executive offices)            (Zip code)



Registrants' telephone number including area code (314)231-1575
_______________________________________________________________


_______________________________________________________________
(Former name or former address, if changes since last report.)





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ITEM 5.  OTHER EVENTS

A. On August 25, 1999, CPI Corp. issued the following press release:

    CPI CORP. ANNOUNCES SECOND QUARTER RESULTS

    -  Loss of 10 cents per share versus EPS of 13 cents in FY
       1998 quarter
    - Lower operating earnings due to increased expenses in portrait studios associated with the introduction of new programs
    - Portrait studio and wall decor segments both report marginally higher sales

    ST. LOUIS, MO., AUGUST 25, 1999 - CPI CORP. (NYSE - CPY) today reported a 1999 second quarter net loss of $1.0 million (10 cents per share) versus net earnings of $1.4 million (13 cents per share) in the comparable 1998 period. Sales were marginally higher, at $71.2 million compared with $71.0 million, as the Portrait Studio and Wall Decor segments both recorded gains of less than 1%. Operating earnings declined, however, to $0.7 million from $3.8 million, with the reduction due mainly to increased employment expenses in the portrait studios. Both years' quarterly results included recognition of $1.2 million income from the non-compete agreement with Kodak.

    For the 24 weeks ended July 24, 1999, the company reported a net loss of $0.9 million versus net earnings of $0.9 million in the prior year's comparable period. Both period's results included $2.3 million in income recognition from the non-compete agreement. Sales increased slightly, as portrait studios reported a 4.3% increase, while wall decor revenues were down 2.1%.

    For the 52 weeks ended July 24, 1999, net earnings were $20.2 million compared with $14.6 million for the 53 weeks ended July 25, 1998. The earlier 53-week period results reflected $5.7 million in pre-tax charges and losses related to the since-sold photofinishing joint venture. Additionally, the earlier period included $4.1 million in income recognition from the non-compete agreement compared with $5.0 million in the recent 52-week period. Sales increased 5.8%, as portrait studios were up 7.5%, while wall decor declined 2.0%.

    Discussing second quarter results, Alyn V. Essman, chairman and chief executive officer, said, "Although sales in the Sears Portrait Studios increased slightly, to $58.5 million from the prior year's $58.3 million, operating earnings declined to $1.7 million from $4.9 million, primarily the result of a $3.2 million increase in employee-related costs. Those expenses were investments in people designed to improve customer service through the launch of two major initiatives. The first, a new compensation plan called the Independent Study Program (ISP), combines training and incentives in upgrading portrait quality and employee skills. The second involves initial training on the new Store Automated System (SAS), which will ultimately integrate all studio activities and provide a platform to expand future digital imaging capability."

    Continuing, Essman said, "We also rolled out nationwide the Smile Savers Plan, which is devoted to assuring continuing customer loyalty. Giving effect to all of the investments we have made and that we anticipate continuing in the current year, we are about where we expected to be. We expect continuing sales growth, with full-year earnings approximately even with last year's."

    Turning to the Wall Decor segment, Essman said, "Second quarter sales were flat at $12.7 million in both years.
    Operating losses were slightly lower at $1.0 million compared with $1.1 million."

    The statements contained in this report which are not historical facts are forward-looking statements that involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, such as the Company's outlook for Sears Portrait Studios and Prints Plus, are not predictions; actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to, the Company's ongoing ability to develop and introduce attractive new products, the overall level of economic activity in the Company's major markets, the effectiveness of marketing activities of major competitors, manufacturing interruptions, dependence on certain suppliers, fluctuations in operating results, the attraction and retention of qualified personnel, Year 2000 compliance issues and other risks as may be described in the Company's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended February 6, 1999.

    CPI is a consumer services company operating 1,030 Sears
    Portrait Studios in the U.S., Puerto Rico and Canada, and
    152 Prints Plus wall decor locations





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
CPI CORP.
CONDENSED STATEMENTS OF EARNINGS - FOR THE TWELVE WEEKS ENDED
JULY 24, 1999 AND JULY 25, 1998 (in thousands of dollars except per share amounts) (Unaudited)
                                  12 Weeks Ended
                              ----------------------
                               07/24/99    07/25/98
                              ----------  ----------
Net Sales:
  Portrait studios            $  58,482   $  58,330
  Wall decor                     12,747      12,667
                              ----------  ----------
   Total net sales            $  71,229   $  70,997
                              ==========  ==========
Operating earnings:
  Portrait studios            $   1,726   $   4,879
  Wall decor                       (985)     (1,080)
                              ----------  ----------
   Total operating earnings         741       3,799

General corporate expense         2,964       2,598
                              ----------  ----------
Income (loss) from operations    (2,223)      1,201
Net interest expense                415         283
Interest in joint venture loss        -           -
Gain (loss) on sale of
  interest in Photofinishing
  segment                             -           -
Other income                      1,161       1,216
                              ----------  ----------
Earnings (loss) from
  operations before income
  taxes                          (1,477)      2,134
Income tax expense (benefit)       (517)        747
                              ----------  ----------
Net earnings (loss)           $    (960)  $   1,387
                              ==========  ==========
Earnings (loss) per common
  share:
    Diluted                   $   (0.10)  $    0.13
    Basic                     $   (0.10)  $    0.14
Weighted average number of
  common and common equivalent
  shares outstanding:
    Diluted                       9,917      10,323
    Basic                         9,917      10,015


CPI CORP.
CONDENSED STATEMENTS OF EARNINGS - FOR THE TWENTY-FOUR WEEKS
ENDED JULY 24, 1999 AND JULY 25, 1998 (in thousands of dollars except per share amounts) (Unaudited)
                                  24 Weeks Ended
                              ----------------------
                               07/24/99    07/25/98
                              ----------  ----------
Net Sales:
  Portrait studios            $ 123,556   $ 118,475
  Wall decor                     25,335      25,876
                              ----------  ----------
   Total net sales            $ 148,891   $ 144,351
                              ==========  ==========
Operating earnings:
  Portrait studios            $   4,677   $   6,522
  Wall decor                     (1,960)     (1,946)
                              ----------  ----------
   Total operating earnings       2,717       4,576

General corporate expense         5,714       5,177
                              ----------  ----------
Income (loss) from operations    (2,997)       (601)
Net interest expense                707         512
Interest in joint venture loss        -           -
Gain (loss) on sale of
  interest in Photofinishing
  segment                             -           -
Other income                      2,341       2,469
                              ----------  ----------
Earnings (loss) from
  operations before income
  taxes                          (1,363)      1,356
Income tax expense (benefit)       (477)        475
                              ----------  ----------
Net earnings (loss)           $    (886)  $     881
                              ==========  ==========
Earnings (loss) per common
  share:
    Diluted                   $   (0.09)  $    0.09
    Basic                     $   (0.09)  $    0.09
Weighted average number of
  common and common equivalent
  shares outstanding:
    Diluted                       9,908      10,277
    Basic                         9,908       9,965


CPI CORP.
CONDENSED STATEMENTS OF EARNINGS - FOR THE FIFTY-TWO WEEKS
ENDED JULY 24, 1999 AND THE FIFTY-THREE WEEKS ENDED JULY 25,
1998 (in thousands of dollars except per share amounts)
(Unaudited)
                               52 Weeks    53 Weeks
                                 Ended       Ended
                              ----------  ----------
                               07/24/99    07/25/98
                              ----------  ----------
Net Sales:
  Portrait studios            $ 330,628   $ 307,683
  Wall decor                     63,423      64,700
                              ----------  ----------
   Total net sales            $ 394,051   $ 372,383
                              ==========  ==========
Operating earnings:
  Portrait studios            $  42,431   $  41,454
  Wall decor                        988        (618)
                              ----------  ----------
   Total operating earnings      43,419      40,836

General corporate expense        16,456      14,706
                              ----------  ----------
Income (loss) from operations    26,963      26,130
Net interest expense              1,113         997
Interest in joint venture loss        -      (1,475)
Gain (loss) on sale of
  interest in Photofinishing
  segment                             -      (4,189)
Other income                      5,190       4,414
                              ----------  ----------
Earnings (loss) from
  operations before income
  taxes                          31,040      23,883
Income tax expense (benefit)     10,864       9,262
                              ----------  ----------
Net earnings (loss)           $  20,176   $  14,621
                              ==========  ==========
Earnings (loss) per common
  share:
    Diluted                   $    1.98   $    1.31
    Basic                     $    2.04   $    1.35
Weighted average number of
  common and common equivalent
  shares outstanding:
    Diluted                      10,208      11,146
    Basic                         9,909      10,842

CPI CORP.
CONDENSED BALANCE SHEETS - FOR JULY 24, 1999 AND
JULY 25, 1998 (in thousands - unaudited)


                                       07/24/99     07/25/98
                                      ---------    ---------
Assets

  Current assets:
   Cash and cash equivalents          $  68,500    $   6,835
   Other current assets                  44,510       81,035
  Net property and equipment            108,644      118,207
  Other assets                            9,771        9,149
                                      ---------    ---------
    Total assets                      $ 231,425    $ 215,226
                                      =========    =========


Liabilities and stockholders' equity

  Current liabilities                 $  35,514    $  36,107
  Long-term obligations                  59,599       59,521
  Other liabilities                      22,495       17,440
  Stockholders' equity                  113,817      102,158
                                      ---------    ---------
    Total liabilities and
      stockholders' equity            $ 231,425    $ 215,226
                                      =========    =========


                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)




                             /s/  Barry Arthur
                                  -----------------------------
                                  Barry Arthur
                                  Authorized Officer and
                                  Principal Financial Officer


Dated:  August 25, 1999
























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